UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 12, 2014

ASPEN INSURANCE HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
141 Front Street
Hamilton HM 19
Bermuda
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (441) 295-8201
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement
On December 12, 2014, Aspen Insurance Holdings Limited (the “Company”) and several of its wholly-owned subsidiaries (collectively, the “Subsidiary Borrowers” and, together with the Company, the “Borrowers”) entered into a First Amendment to Amended and Restated Credit Agreement, dated as of December 12, 2014 (the “Amendment Agreement”) with various lenders and Barclays Bank plc, as administrative agent (“Barclays”), which amends the Amended and Restated Credit Agreement, dated as of June 12, 2013 (the “Credit Agreement”).
The Company has recently established, and may establish additional, special purpose entities that have issued or will issue insurance-linked securities to third-party investors (each, an “ILS Entity” and collectively, the “ILS Entitles”). Accordingly, the Credit Agreement was amended, among other things, to (i) exclude ILS Entities from the definition of “Subsidiary”, (ii) permit the Borrowers to invest in ILS Entities and (iii) permit the Borrowers to engage in transactions with any ILS Entity.
Furthermore, the terms of the Amendment Agreement also permit the transfer of equity interests in a subsidiary of the Company to wholly-owned subsidiaries of the Company.
All other agreements relating to the letter of credit facility between the Borrowers, Barclays and the various lenders, dated June 12, 2013, as previously filed with the U.S. Securities and Exchange Commission, remain in full force and effect and are incorporated herein by reference.
The summary above is qualified in its entirety by reference to the Amendment Agreement which is attached hereto as Exhibit 10.1.
Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained above under “Item 1.01 Entry into a Material Definitive Agreement” is hereby incorporated by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)    The following exhibit is filed as part of this report

10.1	Amendment Agreement, dated as of December 12, 2014, among Aspen Insurance Holdings Limited, various subsidiaries thereof, various lenders and Barclays Bank plc, as administrative agent

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED (Registrant)

Dated: December 15, 2014	By:	/s/ Scott Kirk
	Name:	Scott Kirk
	Title:	Chief Financial Officer